CONTACT:           Thor Erickson – Investor Relations(770) 989-3110
           Laura Brightwell – Media Relations(770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
REPORTS FOURTH-QUARTER AND FULL-YEAR 2007 RESULTS

•	Full-year 2007 EPS totaled $1.46, or $1.39 excluding items affecting comparability; net income totaled $711 million, or $679 million on a comparable basis, up 8½ percent.

•
Fourth quarter EPS was 32 cents, or 29 cents excluding items affecting comparability, driven by volume and price growth in North America and Europe, operating expense control, and favorable full year tax rates.

•	Coca-Cola Enterprises increases its annual dividend 4 cents per share, or 17 percent, and plans to repurchase shares later in the year.

ATLANTA, February 12, 2008 -- Coca-Cola Enterprises (NYSE: CCE) today reported full-year 2007 net income of $711 million, or $1.46 per diluted share.  Excluding items that impact comparability, the company achieved net income of $679 million, or $1.39 per diluted share.  The following table provides a reconciliation of reported and comparable earnings per diluted share and a reconciliation of reported and comparable items is available on pages 12 through 16 of this news release.

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	Fourth Quarter		Full Year
	2007	2006	2007	2006
Reported (GAAP)	$0.32	$(3.59)	$1.46	$(2.41)
Restructuring Charges	0.05	0.02	0.16	0.09
Gain on Asset Sale	-	-	(0.03)	-
Legal Settlement Accrual Reversal	-	-	(0.02)	-
Legal Settlements	-	0.02	-	0.02
Franchise Impairment Charge	-	3.80	-	3.80
Debt Extinguishment Cost	0.01	-	0.02	-
Loss on Equity Securities	-	-	0.02	-
Gain on Termination of Distribution Agreement	-	-	(0.02)	-
Net Favorable Tax Items	(0.09)	(0.05)	(0.20)	(0.20)
Comparable Diluted Net Income Per Share(a)	$0.29	$0.20	$1.39	$1.30

(a)This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

For full-year 2007, total revenues grew 5½ percent reflecting a consolidated comparable volume decline of 1 percent and a comparable, currency-neutral net pricing per case growth of 4 percent.  Comparable operating income grew 3½ percent and, on a consolidated basis, cost of sales increased 7½ percent as a result of sharply higher commodity costs in North America.  Full year comparable results include approximately 7 cents per diluted share benefit from currency translations.

In the fourth quarter, earnings per diluted share totaled 32 cents.  On a comparable basis, earnings per diluted share were 29 cents, revenue grew 10½ percent and operating income increased 17 percent.  These results reflect the benefits of volume and pricing growth in North America and Europe.

“Our 2007 results reflect success in becoming more effective and efficient, in providing customers with improving levels of execution, and in developing our brand portfolio,” said John F. Brock, president and chief executive officer.  “We are encouraged by our 2007 performance, which leaves us well-positioned to

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begin achieving our long-term objectives of revenue growth of 4 percent to 5 percent, operating income growth of 5 percent to 6 percent, and high single-digit earnings per share growth.

“We recognize that much hard work lies ahead, and that reaching these levels of performance requires constant focus on the execution of the three strategic objectives that guide our efforts - to strengthen our product portfolio, to improve our go-to-market model, and to create a talented, diverse workforce,” Mr. Brock said.

“Our strategies, coupled with the dedication and hard work of more than 70,000 employees, have created a sense of momentum in our company,” Mr. Brock said.  “This momentum is an asset as we work throughout 2008 to successfully execute our restructuring, to maximize the value of our brands, and to manage through a continued high cost environment in North America.”

North American Results

For full-year 2007, comparable North American volume declined 2 percent, while net pricing per case grew 4½ percent. In the fourth quarter, North America achieved comparable volume growth of 1 percent, reflecting the positive impact of the November launch of glacéau brands, the benefits from the addition of both Campbell and FUZE, and the continued growth of Coca-Cola Zero, Dasani, and Powerade.  Full year cost of sales per case increased 9½ percent, driven primarily by prices for aluminum and sweetener.

“Our fourth quarter volume results demonstrate the benefits created by our expanded still portfolio and the strength of our “Red, Black, and Silver” execution initiative,” Mr. Brock said.  “We believe that in 2008 we can build on the

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increasing strength of Coca-Cola Zero, which grew nearly 40 percent in 2007, and capture still category growth through glacéau, Dasani, Powerade, FUZE, and Campbell.  We will accomplish this while working with The Coca-Cola Company to further strengthen our still beverage portfolio, particularly in teas.

“Strong execution is essential to capture these opportunities and we will continue to improve our effectiveness and achieve customer service gains through our Customer Centered Excellence initiative,” Mr. Brock said.  “Initial results of this effort are encouraging, and we will expand implementation of this initiative throughout all of our North American territories during this year.”

European Results

In Europe, fourth quarter comparable volume grew 4½ percent, reflecting strong growth in Great Britain of 5½ percent and continued success of Coca-Cola Zero and our “Red, Black, and Silver” initiative.  For the quarter, brand Coca-Cola and Diet Coke/Coke light brands each grew 3 percent, contributing to total sparkling beverage growth of 3½ percent. Still beverages grew 10 percent in the quarter.  For the full year, comparable European volume grew 1½ percent and comparable net pricing per case grew 1½ percent on a currency-neutral basis.

“We are encouraged by recent European volume trends,” Mr. Brock said. “This growth demonstrates Europe’s potential for continued growth in 2008 and beyond.

“Despite this progress, important challenges lie ahead, including finalizing and implementing a water strategy in Great Britain and strengthening our overall still beverage portfolio,” Mr. Brock said.  “CCE and The Coca-Cola Company are committed to achieving these goals, and realizing our full potential in Europe.”

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2008 Outlook

For the full-year 2008, CCE continues to expect performance in-line with its long-term growth objectives.  Revenue is expected to increase in a high single-digit range reflecting the positive impact of the full year distribution of glacéau, FUZE, and Campbell.  These new brands, sold primarily in single-serve packages, create a mix impact because of their higher selling price per case, which will be partially offset by additional investment against sparkling beverage brands and operations.

Operating income is expected to increase at the high end of the long-term target range of 5 percent to 6 percent, with earnings per diluted share expected to be in line with the long-term objective of high single-digit growth.

In North America, brand initiatives will help create volume growth in a low to mid single-digit range.  Driven by the mix impact of higher cost glacéau and other still beverage brands, pricing per case will increase in a mid single-digit range and cost of goods per case will increase at a low double-digit rate.  Core raw material costs will increase less than 2007 rates but remain above historical averages.

In Europe, strong marketing and brand plans will drive 2008 volume growth in a low to mid single-digit range.  Pricing per case will increase at a low single-digit rate reflecting a low single-digit increase in cost of goods per case and a moderate commodity cost environment.

The company also expects return on invested capital to improve in line with the long-term goal of 30 basis points or more annual improvement, strong free cash flow (cash flow from operations less capital spending, net of asset

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disposal) of more than $700 million, and capital expenditures of approximately $1 billion.  The effective tax rate for 2008 is expected to be 29 percent to 30 percent.  Guidance excludes items affecting comparability and is foreign currency-neutral.

Increased Dividend and Share Repurchase Plan Announced

Because of continued strong free cash flow and an improved long-term operating outlook, the company’s Board of Directors has approved a 17 percent increase in the annual dividend to 28 cents per share beginning in 2008.  The quarterly dividend of 7 cents per common share is payable March 27, 2008 to shareowners of record on March 14, 2008.  This increase, coupled with the resumption of an existing stock buy-back program, should enable CCE to return approximately 40 percent of its 2008 free cash flow to shareowners while continuing to reduce debt.  CCE will provide additional details on the share repurchase program by the end of the second-quarter 2008.

“We are pleased that we are able to meaningfully increase the return of cash to our shareowners,” Mr. Brock said.  “This is a step forward in achieving our goal of creating consistent long-term financial performance that generates a superior investment return for our shareowners.”

Conference Call with Investors

CCE will host a conference call with investors and analysts to discuss the company’s full-year 2007 results and 2008 outlook live over the Internet today at 10 a.m. ET. The call can be accessed through our Web site at www.cokecce.com.

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Coca-Cola Enterprises is the world's largest marketer, distributor and producer of bottle and can liquid nonalcoholic refreshment. CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties statements found under Item 1 of Part I in our 2006 Annual Report, and under Item 1A of Part II in our third-quarter 2007 Form 10-Q.
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COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	Fourth Quarter
	2007(a)	2006(b)	Change
Net Operating Revenues	$5,299	$4,786	10½	%
Cost of Sales	3,299	2,938	12½	%
Gross Profit	2,000	1,848	8%
Selling, Delivery, and Administrative Expenses	1,691	1,584	7%
Franchise Impairment Charge	-	2,922
Operating Income (Loss)	309	(2,658)
Interest Expense, Net	162	161
Other Nonoperating Income, Net	3	2
Income (Loss) Before Income Taxes	150	(2,817)
Income Tax Benefit	(8)	(1,106)
Net Income (Loss)	$158	$(1,711)
Basic Weighted Average Common Shares Outstanding	483	477
Basic Net Income (Loss) Per Share(c)	$0.33	$(3.59)
Diluted Weighted Average Common Shares Outstanding	492	477
Diluted Net Income (Loss) Per Share(c)	$0.32	$(3.59)

(a) Fourth-quarter 2007 net income includes net favorable items totaling $16 million, or 3 cents per diluted common share.
See page 12 of this earnings release for a list of these items.

(b) Fourth-quarter 2006 net income includes net unfavorable items totaling $1.8 billion, or $3.79 per diluted common share.
See page 12 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	Full Year
	2007(a)	2006(b)	Change
Net Operating Revenues	$20,936	$19,804	5½	%
Cost of Sales	12,955	12,067	7½	%
Gross Profit	7,981	7,737	3%
Selling, Delivery, and Administrative Expenses	6,511	6,310	3%
Franchise Impairment Charge	-	2,922
Operating Income (Loss)	1,470	(1,495)
Interest Expense, Net	629	633
Other Nonoperating Income, Net	-	10
Income (Loss) Before Income Taxes	841	(2,118)
Income Tax Expense (Benefit)	130	(975)
Net Income (Loss)	$711	$(1,143)
Basic Weighted Average Common Shares Outstanding	481	475
Basic Net Income (Loss) Per Share(c)	$1.48	$(2.41)
Diluted Weighted Average Common Shares Outstanding	488	475
Diluted Net Income (Loss) Per Share(c)	$1.46	$(2.41)

(a) Full-year 2007 net income includes net favorable items totaling $32 million, or 7 cents per diluted common share. See page 13 of this earnings release for a list of these items.

(b) Full-year 2006 net income includes net unfavorable items totaling $1.8 billion, or $3.71 per diluted common share. See page 13 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	December 31,
	2007	2006
ASSETS
Current:
Cash and cash equivalents	$170	$184
Trade accounts receivable, net	2,217	2,089
Amounts receivable from The Coca-Cola Company	144	106
Inventories	924	792
Current deferred income tax assets	206	230
Prepaid expenses and other current assets	431	401
Total Current Assets	4,092	3,802
Property, plant, and equipment, net	6,762	6,698
Goodwill	606	603
Franchise license intangible assets, net	11,767	11,452
Customer distribution rights and other
noncurrent assets, net	819	811
	$24,046	$23,366

LIABILITIES AND SHAREOWNERS’ EQUITY
Current:
Accounts payable and accrued expenses	$2,924	$2,732
Amounts payable to The Coca-Cola Company	369	324
Deferred cash receipts from The Coca-Cola Company	48	64
Current portion of debt	2,002	804
Total Current Liabilities	5,343	3,924
Debt, less current portion	7,391	9,218
Retirement and insurance programs and
other long-term obligations	1,309	1,467
Deferred cash receipts from The Coca-Cola Company,
less current	124	174
Long-term deferred income tax liabilities	4,190	4,057
Shareowners’ equity	5,689	4,526
	$24,046	$23,366

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	December 31,
	2007	2006
Cash Flows From Operating Activities
Net income (loss)	$711	$(1,143)
Adjustments to reconcile net income (loss) to net cash derived from operating activities:
Depreciation and amortization	1,067	1,012
Franchise impairment charge	-	2,922
Net change in customer distribution rights	9	35
Share-based compensation expense	44	63
Deferred funding income from The Coca-Cola Company, net of cash received	(66)	(105)
Deferred income tax expense (benefit)	18	(1,073)
Pension expense less than retirement plan contributions	(35)	(10)
Changes in assets and liabilities, net of acquisition amounts:
Trade accounts and other receivables	(42)	(173)
Inventories	(105)	46
Prepaid expenses and other assets	(135)	24
Accounts payable and accrued expenses	211	(19)
Other changes, net	(22)	11
Net cash derived from operating activities	1,655	1,590
Cash Flows From Investing Activities
Capital asset investments	(938)	(882)
Capital asset disposals	68	50
Acquisition of bottling operations, net of cash acquired	-	(106)
Other investing activities	(4)	(14)
Net cash used in investing activities	(874)	(952)
Cash Flows From Financing Activities
(Decrease) increase in commercial paper, net	(554)	387
Issuances of debt	2,017	696
Payments on debt	(2,280)	(1,617)
Dividend payments on common stock	(116)	(114)
Exercise of employee share options	123	73
Other financing activities	11	4
Net cash used in financing activities	(799)	(571)
Net effect of exchange rate changes on cash and cash equivalents	4	10
Net Change In Cash and Cash Equivalents	(14)	77
Cash and Cash Equivalents at Beginning of Period	184	107
Cash and Cash Equivalents at End of Period	$170	$184

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)
Reconciliation of Income(a)	Fourth-Quarter 2007
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Legal Settlements	Franchise Impairment Charge	Debt Extinguishment Costs	Net Favorable Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$5,299	$-	$-	$-	$-	$-	$5,299
Cost of Sales	3,299	-	-	-	-	-	3,299
Gross Profit	2,000	-	-	-	-	-	2,000
Selling, Delivery, and Administrative Expenses	1,691	(32)	-	-	-	-	1,659
Operating Income	309	32	-	-	-	-	341
Interest Expense, Net	162	-	-	-	(7)	-	155
Other Nonoperating Income, Net	3	-	-	-	-	-	3
Income Before Income Taxes	150	32	-	-	7	-	189
Income Tax Expense (Benefits)	(8)	10	-	-	2	43	47
Net Income	$158	$22	$-	$-	$5	$(43)	$142
Diluted Net Income Per Share	$0.32	$0.05	$-	$-	$0.01	$(0.09)	$0.29

Reconciliation of Income(a)	Fourth-Quarter 2006
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Legal Settlements	Franchise Impairment Charge	Debt Extinguishment Costs	Net Favorable Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$4,786	$-	$-	$-	$-	$-	$4,786
Cost of Sales	2,938	-	-	-	-	-	2,938
Gross Profit	1,848	-	-	-	-	-	1,848
Selling, Delivery, and Administrative Expenses	1,584	(14)	(14)	-	-	-	1,556
Franchise Impairment Charge	2,922	-	-	(2,922)	-	-	-
Operating (Loss) Income	(2,658)	14	14	2,922	-	-	292
Interest Expense, Net	161	-	-	-	-	-	161
Other Nonoperating Income, Net	2	-	-	-	-	-	2
(Loss) Income Before Income Taxes	(2,817)	14	14	2,922	-	-	133
Income Tax (Benefit) Expense	(1,106)	4	6	1,110	-	24	38
Net (Loss) Income	$(1,711)	$10	$8	$1,812	$-	$(24)	$95
Diluted Net (Loss) Income Per Share	$(3.59)	$0.02	$0.02	$3.80	$-	$(0.05)	$0.20

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

Reconciliation of Income(a)	Full-Year 2007
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Legal Settlement Accrual Reversal	Legal Settlements	Franchise Impairment Charge	Debt Extinguish- ment Cost	Loss on Equity Securities	Gain on Termination of Distribution Agreement	Net Favorable Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$20,936	$-	$-	$-	$-	$-	$-	$-	$-	$-	$20,936
Cost of Sales	12,955	-	-	-	-	-	-	-	-	-	12,955
Gross Profit	7,981	-	-	-	-	-	-	-	-	-	7,981
Selling, Delivery, and Administrative Expenses	6,511	(121)	20	8	-	-	-	-	-	-	6,418
Operating Income	1,470	121	(20)	(8)	-	-	-	-	-	-	1,563
Interest Expense, Net	629	-	-	5	-	-	(12)	-	-	-	622
Other Nonoperating Income, Net	-	-	-	-	-	-	-	14	(12)	-	2
Income Before Income Taxes	841	121	(20)	(13)	-	-	12	14	(12)	-	943
Income Tax Expense	130	42	(6)	(5)	-	-	4	4	(4)	99	264
Net Income	$711	$79	$(14)	$(8)	$-	$-	$8	$10	$(8)	$(99)	$679
Diluted Net Income Per Share	$1.46	$0.16	$(0.03)	$(0.02)	$-	$-	$0.02	$0.02	$(0.02)	$(0.20)	$1.39

Reconciliation of Income(a)	Full-Year 2006
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Legal Settlement Accrual Reversal	Legal Settlements	Franchise Impairment Charge	Debt Extinguish- ment Cost	Loss on Equity Securities	Gain on Termination of Distribution Agreement	Net Favorable Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$19,804	$-	$-	$-	$-	$-	$-	$-	$-	$-	$19,804
Cost of Sales	12,067	-	-	-	-	-	-	-	-	-	12,067
Gross Profit	7,737	-	-	-	-	-	-	-	-	-	7,737
Selling, Delivery, and Administrative Expenses	6,310	(66)	-	-	(14)	-	-	-	-	-	6,230
Franchise Impairment Charge	2,922	-	-	-	-	(2,922)	-	-	-	-	-
Operating (Loss) Income	(1,495)	66	-	-	14	2,922	-	-	-	-	1,507
Interest Expense, Net	633	-	-	-	-	-	-	-	-	-	633
Other Nonoperating Income, Net	10	-	-	-	-	-	-	-	-	-	10
(Loss) Income Before Income Taxes	(2,118)	66	-	-	14	2,922	-	-	-	-	884
Income Tax (Benefit) Expense	(975)	22	-	-	6	1,110	-	-	-	95	258
Net (Loss) Income	$(1,143)	$44	$-	$-	$8	$1,812	$-	$-	$-	$(95)	$626
Diluted Net (Loss) Income Per Share	$(2.41)	$0.09	$-	$-	$0.02	$3.80	$-	$-	$-	$(0.20)	$1.30

(a)  These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not  necessarily indicative of our ongoing results

.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

	Fourth-Quarter 2007
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Legal Settlements	Franchise Impairment Charge	Comparable (non-GAAP)
North America	$248	$27	$-	$-	$275
Europe	203	1	-	-	204
Corporate	(142)	4	-	-	(138)
Operating Income	$309	$32	$-	$-	$341

	Fourth-Quarter 2006
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Legal Settlements	Franchise Impairment Charge	Comparable (non-GAAP)
North America	$(2,666)	$8	$-	$2,922	$264
Europe	143	5	-	-	148
Corporate	(135)	1	14	-	(120)
Operating Income	$(2,658)	$14	$14	$2,922	$292

Segment Revenue	Fourth Quarter
	2007	2006
North America	$3,711	$3,445
Europe	1,588	1,341
Net Operating Revenues	$5,299	$4,786

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.
Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

	Full-Year 2007
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Legal Settlement Accrual Reversal	Legal Settlements	Franchise Impairment Charge	Comparable non-GAAP)
North America	$1,129	$95	$(20)	$-	$-	$-	$1,204
Europe	810	9	-	-	-	-	819
Corporate	(469)	17	-	(8)	-	-	(460)
Operating Income	$1,470	$121	$(20)	$(8)	$-	$-	$1,563

	Full-Year 2006
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Legal Settlement Accrual Reversal	Legal Settlements	Franchise Impairment Charge	Comparable (non-GAAP)
North America	$(1,711)	$16	$-	$-	$-	$2,922	$1,227
Europe	718	40	-	-	-	-	758
Corporate	(502)	10	-	-	14	-	(478)
Operating Income	$(1,495)	$66	$-	$-	$14	$2,922	$1,507

Segment Revenue	Full Year
	2007	2006
North America	$14,690	$14,221
Europe	6,246	5,583
Net Operating Revenues	$20,936	$19,804

	Fourth-Quarter 2007 Change Versus Fourth-Quarter 2006			Full-Year 2007 Change Versus Full-Year 2006
	North America	Europe	Consolidated	North America	Europe	Consolidated
Net Revenues Per Case
Change in Net Revenues per Case	5.0%	11.5%	7.0%	5.0%	9.5%	6.5%
Impact of Customer Marketing and Other
Promotional Adjustments	0.0%	(0.5)%	0.0%	0.0%	0.0%	0.0%
Impact of Post Mix, Agency, and Other	1.0%	1.0%	1.0%	0.5%	0.5%	0.5%
Bottle and Can Net Pricing Per Case(a)	6.0%	12.0%	8.0%	5.5%	10.0%	7.0%
Impact of Currency Exchange Rate Changes	(1.5)%	(9.5)%	(4.0)%	(1.0)%	(8.5)%	(3.0)%
Currency-Neutral Bottle and Can
Net Pricing per Case(b)	4.5%	2.5%	4.0%	4.5%	1.5%	4.0%

Cost of Sales Per Case
Change in Cost of Sales per Case	8.0%	9.5%	8.5%	7.0%	10.0%	8.0%
Impact of Bottle and Can Marketing
Credits and Jumpstart Funding	2.5%	(1.0)%	1.5%	2.0%	0.0%	1.5%
Impact of Post Mix, Agency, and Other	1.5%	1.5%	1.5%	1.0%	0.0%	1.0%
Bottle and Can Cost of Sales Per Case(c)	12.0%	10.0%	11.5%	10.0%	10.0%	10.5%
Impact of Currency Exchange Rate Changes	(1.5)%	(10.0)%	(4.5)%	(0.5)%	(8.5)%	(3.5)%
Currency-Neutral Bottle and Can
Cost of Sales per Case(b)	10.5%	0.0%	7.0%	9.5%	1.5%	7.0%

Physical Case Bottle and Can Volume
Change in Volume	2.5%	6.0%	3.5%	(1.5)%	2.0%	(0.5)%
Impact of Acquisition / Selling Day Shift	(1.5)%	(1.5)%	(1.5)%	(0.5)%	(0.5)%	(0.5)%
Comparable Bottle and Can Volume(d)	1.0%	4.5%	2.0%	(2.0)%	1.5%	(1.0)%

	Full Year
Reconciliation of Free Cash Flow(e)	2007	2006
Net Cash From Operating Activities	$1,655	$1,590
Less: Capital Asset Investments	(938)	(882)
Add: Capital Asset Disposals	68	50
Free Cash Flow	$785	$758

	December 31,	December 31,
Reconciliation of Net Debt(f)	2007	2006
Current Portion of Debt	$2,002	$804
Debt, Less Current Portion	7,391	9,218
Less: Cash and Cash Equivalents	(170)	(184)
Net Debt	$9,223	$9,838